Exhibit 2
NIS GROUP CO., LTD. (8571)
Monthly Data for December 2006
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890	244,854,154	257,020,573

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217	74,541	73,945
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972	41,709	41,636
Business Assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944	22,725	22,536
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318	16,258	16,259
Secured loans	701	723	753	758	778	779	801	804	823
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909	1,922	2,018
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245	32,832	32,309
Smart Assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614	24,232	23,816
First Plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631	8,600	8,493

	(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778	259,104,291	269,655,360
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652	221,358,344	232,535,274
Business Assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912	62,151,655	61,732,244
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242	25,032,467	24,945,892
Secured Loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997	132,238,475	143,726,439
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499	1,935,746	2,130,698
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126	37,745,946	37,120,085
Smart Assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401	35,080,081	34,510,657
First Plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724	2,665,865	2,609,428

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

	(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843	10,827,398	11,654,459

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637	47,152,548	52,705,723

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

	(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Main guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000	12,668,000	12,830,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000	7,539,000	7,548,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000	2,324,000	2,237,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000	1,964,000	2,024,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000	839,000	1,020,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

*	Starting from October 2006, the amounts for accounts receivable guaranteed do not include the last day of the guarantee contract period at the end of the month.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Business Assist (Small business owner loans)
Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456	1,316	1,535				12,846
Approvals	252	270	288	270	291	219	249	214	298				2,351
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%	16.26%	19.41%				18.30%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133	1,092	1,217				11,140
Approvals	1,018	925	866	838	766	765	608	596	662				7,044
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%	54.58%	54.40%				63.23%
Secured loans
Applications	167	162	164	194	265	234	216	203	219				1,824
Approvals	57	55	64	39	66	52	68	55	58				514
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%	27.09%	26.48%				28.18%
Notes receivable
Applications	42	71	79	63	41	65	41	41	53				496
Approvals	33	50	56	23	31	42	26	30	41				332
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%	73.17%	77.36%				66.94%
Smart Assist (Wide loans)
Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405	4,160	3,237				38,560
Approvals	259	274	259	213	228	186	228	208	259				2,114
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%	5.00%	8.00%				5.48%
First Plan (Consumer loans)
Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811	2,200	1,860				19,094
Approvals	349	355	349	305	181	196	206	178	114				2,233
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%	8.09%	6.13%				11.69%

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely and First Plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel

December 2005	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	87	346,300	220	236,597	1	10,000	—	—	—	—	24	7,098	332	599,995
Other	361	3,116,550	408	540,366	50	18,803,170	50	108,722	279	761,720	386	115,362	1,534	23,445,891

Total	448	3,462,850	628	776,963	51	18,813,170	50	108,722	279	761,720	410	122,460	1,866	24,045,887

December 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	29	135,900	122	139,088	—	—	1	608	1	2,500	16	4,700	169	282,796
Other	269	2,163,770	282	339,681	58	22,114,691	40	83,327	258	809,980	77	21,319	984	25,532,771

Total	298	2,299,670	404	478,770	58	22,114,691	41	83,935	259	812,480	93	26,019	1,153	25,815,567

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

December 2005	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,831	5,686,325	5,518	9,267,628	11	63,364	3	5,590	11	21,003	1,214	374,951	8,588	15,418,863
Other	21,356	54,874,466	12,254	15,747,753	469	65,214,243	123	212,331	28,699	42,440,236	8,493	2,717,466	71,394	181,206,498

Total	23,187	60,560,792	17,772	25,015,381	480	65,277,607	126	217,921	28,710	42,461,240	9,707	3,092,417	79,982	196,625,362

December 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,777	4,912,338	5,618	10,351,414	14	75,290	3	4,608	11	19,794	1,035	283,508	8,458	15,646,954
Other	18,218	46,005,518	10,641	14,594,477	681	136,797,946	140	243,670	23,805	34,490,862	7,458	2,325,919	60,943	234,458,394

Total	19,995	50,917,856	16,259	24,945,892	695	136,873,236	143	248,278	23,816	34,510,657	8,493	2,609,428	69,401	250,105,349

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

Delinquent Loans by Default Days as of December 31, 2004, 2005 and 2006

December 31, 2004	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	3,725	2.41	2,000	1.30	20,456	13.25	26,181	16.96	154,396
Smart Assist (Wide loans)	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
First Plan (Consumer loans)	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	1,223,331	0.85	2,390,969	1.66	4,110,237	2.85	7,724,537	5.36	144,213,770

December 31, 2005	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	412,892	0.68	520,573	0.86	2,372,681	3.92	3,306,147	5.46	60,560,792
Business Timely loans	219,843	0.88	217,081	0.87	312,710	1.25	749,635	3.00	25,015,381
Secured loans	14,311	0.02	3,252	0.00	133,195	0.20	150,760	0.23	65,277,607
Notes receivable	—	—	—	—	19,236	8.83	19,236	8.83	217,921
Smart Assist (Wide loans)	247,291	0.58	302,805	0.71	1,159,953	2.73	1,710,050	4.03	42,461,240
First Plan (Consumer loans)	44,763	1.45	42,211	1.36	48,791	1.58	135,765	4.39	3,092,417

Total	939,102	0.48	1,085,924	0.55	4,046,568	2.06	6,071,595	3.09	196,625,362

December 31, 2006	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	835,743	1.64	900,200	1.77	3,877,154	7.61	5,613,099	11.02	50,917,856
Business Timely loans	385,769	1.55	406,429	1.63	526,481	2.11	1,318,680	5.29	24,945,892
Secured loans	43,773	0.03	16,745	0.01	978,573	0.71	1,039,092	0.76	136,873,236
Notes receivable	—	—	10,000	4.03	32,469	13.08	42,469	17.11	248,278
Smart Assist (Wide loans)	387,457	1.12	366,576	1.06	1,321,623	3.83	2,075,657	6.01	34,510,657
First Plan (Consumer loans)	53,553	2.05	55,024	2.11	84,314	3.23	192,892	7.39	2,609,428

Total	1,706,296	0.68	1,754,976	0.70	6,820,617	2.73	10,281,891	4.11	250,105,349

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender	(amount in millions of yen)

	December 2005		December 2006		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Indirect	126,616	69.72%	184,627	69.58%	131,521	62.03%
Bank	107,332	59.10%	101,527	38.26%	112,946	53.27%
Non-life insurance companies	1,632	0.90%	2,295	0.86%	1,981	0.93%
Other financial institutions (including securities companies)	17,652	9.72%	80,805	30.46%	16,592	7.83%
Direct	54,996	30.28%	80,702	30.42%	80,491	37.97%

Total	181,613	100.00%	265,330	100.00%	212,013	100.00%

Borrowings by maturity	(amount in millions of yen)

	December 2005		December 2006		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Short-term borrowings	42,300	23.29%	103,093	38.85%	49,700	23.44%
Long-term borrowings	139,313	76.71%	162,236	61.14%	162,313	76.56%
Long-term borrowings within 1 year	55,365	30.49%	69,928	26.36%	59,603	28.11%
Long-term borrowings over 1 year	83,948	46.22%	92,307	34.79%	102,710	48.45%

Total	181,613	100.00%	265,330	100.00%	212,013	100.00%

Borrowing rates	(%)

	December 2005	December 2006	March 2006
Indirect	1.56	1.50	1.46
Bank	1.55	1.55	1.45
Non-life insurance companies	2.05	1.57	1.84
Other financial institutions (including securities companies)	1.58	1.43	1.46

Direct	0.81	1.12	0.90

Total	1.33	1.38	1.28

*	Figures are on a non-consolidated basis, and exclude business results of consolidated subsidiaries.

List of Main Investment Securities Held by Group Companies

As of December 31, 2006 (amount in yen)

			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	67,700	7,766,340,900	506,866,643
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	235	2,887,069,000	429,989,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	358,000	179,000,000	170,397,572
IDU Co.	8922	5,200	198,758	1,033,544,000	219,000	1,138,800,000	105,256,000
Tosei Corporation	8923	1,500	82,176	123,264,000	137,000	205,500,000	82,236,000
Info Mart Corporation	2492	165	119,894	19,782,566	370,000	61,050,000	41,267,434
The Tokushima Bank Ltd.	8561	122,971	592	72,895,869	704	86,571,584	13,675,715
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,792	31,001,600	6,764,300
Gamepot Inc.	3792	30	24,335	730,050	157,000	4,710,000	3,979,950
The Bank of Kochi, Ltd.	8416	60,000	229	13,740,000	229	13,740,000	0
MOC Corporation	2363	800	27,700	22,160,000	27,700	22,160,000	0
SOFTBANK CORP.	9984	400	2,445	978,000	2,315	926,000	(52,000)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	700	70,000,000	(3,939,500)
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	123,000	61,008,000	(6,816,245)
Riskmonster. com	3768	2,500	117,847	294,619,450	115,000	287,500,000	(7,119,450)
Aeria Inc.	3758	90	501,866	45,168,000	297,000	26,730,000	(18,438,000)
KOSAIDO Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	613	1,156,731,000	(843,489,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	238	1,731,450,000	(1,181,324,646)
Others		30,922		12,036,739		22,217,136	10,180,397

Total				16,443,071,050		15,752,505,220	(690,565,830)

Non-listed Companies and Others				Book value
174 companies				11,623,479,517

*	Deemed securities are included.